September 10, 2018	Exhibit 5.01

BioPharmX Corporation

1505 Adams Drive

Menlo Park, CA 94025

Ladies and Gentlemen:

At your request, as counsel to BioPharmX Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S‑8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about September 10, 2018, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) an aggregate of 50,000,000 shares (the “EIP Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) subject to issuance by the Company (a) upon the exercise of stock options and the settlement of restricted stock units granted or to be granted under the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and (b) upon the exercise or settlement of awards (including any stock option, restricted stock, stock bonus, stock appreciation right, restricted stock unit or award of performance shares) granted or to be granted under the 2016 Plan and (ii) an aggregate 400,000 shares  of Common Stock (the “Inducement Shares”) subject to issuance by the Company upon the exercise of non-plan inducement stock options to purchase up to 400,000 shares of Common Stock (the “Inducement Option Grant”) granted pursuant to a Notice of Inducement Stock Option Grant and Inducement Stock Option Plan and Agreements (collectively, the “Inducement Option Agreement”).  The EIP Shares and the Inducement Shares are sometimes collectively referred to in this letter as the “Shares.” At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).

 In connection with our opinion expressed below we have examined originals or copies of  the Company’s certificate of incorporation, certificate of amendment to the certificate of incorporation, bylaws, the Plan, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Plan, the Inducement Option Agreement and the Company’s current certificate of incorporation and bylaws, and such other agreements, documents, certificates and statements of the Company and public or governmental officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us.  In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.  In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that:

(1)The 50,000,000 EIP Shares that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the 2016 Plan, when issued, sold and delivered by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the 2016 Plan and stock option agreements entered or to be entered into under the 2016 Plan and in the manner and for the consideration stated in the Registration Statement and the prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable; and

(2)The 400,000 Inducement Shares that may be issued and sold by the Company against the Company’s receipt of payment therefor (in an amount and type of consideration not less than the par value per Share) in accordance with the terms (including payment provisions) of the applicable Inducement Option Agreements and in the manner and for the consideration stated in the Registration Statement and the prospectus and have been duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of the holders thereof, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters.  This opinion is rendered on, and speaks only as of the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:/s/ Robert A. Freedman

Robert Freedman, a Partner